EXHIBIT 21


                     LIST OF SUBSIDIARIES OF THE COMPANY


              Name              Jurisdiction of Organization
              ----              ----------------------------

      Bank Rhode Island                 Rhode Island
      BRI Statutory Trust I             Connecticut